Exhibit 5.4

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

June 30, 2004

BANK ONE Capital III

c/o J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

Re:    BANK ONE Capital III

Ladies and Gentlemen:

We have acted as special Delaware counsel for J.P. Morgan Chase & Co., a Delaware corporation (“J.P. Morgan”), and BANK ONE Capital III, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals, copies or forms of the following:

(a) The Certificate of Trust of the Trust, dated June 17, 1999, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 16, 1999;

(b) The Amended and Restated Certificate of Trust of the Trust, dated as of August 1, 2000 (the “Certificate”), as filed in the office of the Secretary of State on August 1, 2000;

(c) A form of Declaration of Trust of the Trust, dated as of June 17, 1999 (the “Original Declaration of Trust”), among Bank One Corporation, a Delaware corporation (the “Company”), as sponsor, and M. Eileen Kennedy, Robert A. Rosholt, and Chase Manhattan Bank Delaware, as trustees, incorporated by reference as an exhibit to the Registration Statement (as defined below);

(d) The Removal and Appointment of Trustee of the Trust, dated as of July 1, 2000, by the Company, as sponsor, and agreed and accepted to by Charles W. Scharf;

BANK ONE Capital III

June 30, 2004

(e) The Removal and Appointment of Trustee of the Trust, dated as of August 1, 2000, by the Company, as sponsor, and agreed and accepted to by Chase Manhattan Bank USA, National Association;

(f) The Amended and Restated Declaration of Trust of the Trust, dated as of August 30, 2000, among the Company, as sponsor and debenture issuer, Laurence Goldman, M. Eileen Kennedy, Charles W. Scharf, Chase Manhattan Bank USA, National Association and The Chase Manhattan Bank, as trustees, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (including Annex I and Exhibits A-1 and A-2 thereto) (the “Declaration of Trust”);

(g) The Removal of Regular Trustees of the Trust, dated as of June 17, 2004, by the Company, as sole holder of all the common securities of the Trust, and accepted and agreed to by Laurence Goldman;

(h) The Registration Statement on Form S-3, including the Prospectus, dated July 26, 2000, and the prospectus supplement thereto, dated August 23, 2000 (jointly, the “Prospectus”), relating to the 8.750% Preferred Securities due September 1, 2030 of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a “ Preferred Security” and collectively, the “Preferred Securities”), as filed by J.P. Morgan, the Trust, BANK ONE Capital I, BANK ONE Capital II and BANK ONE Capital IV with the Securities and Exchange Commission on June 23, 2004, as amended by Amendment No. 1 thereto, as proposed to be filed with the Securities and Exchange Commission on or about June 30, 2004 (as so amended, the “Registration Statement”); and

(i) A Certificate of Good Standing for the Trust, dated June 30, 2004, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

BANK ONE Capital III

June 30, 2004

For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) that the Original Declaration of Trust was executed in the form of such document that has been reviewed by us, and is in all material respects to the opinions rendered below, identical to such form, (vii) that each Person to whom a Preferred Security was issued by the Trust (collectively, the “Preferred Security Holders”) received a Preferred Security Certificate for such Preferred Security and paid for the Preferred Security acquired by it, in accordance with the Declaration of Trust and the Prospectus, and (viii) that the Preferred Securities were issued and sold to the Preferred Security Holders in accordance with the Declaration of Trust and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.).

2. The Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

3. The Preferred Security Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section

BANK ONE Capital III

June 30, 2004

7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    RICHARDS, LAYTON & FINGER, P.A.